UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-10)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ARGONAUT TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Argonaut Technologies, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Commission File No.: 000-31019

Set forth below is the text of a Press Release issued by Argonaut Technologies, Inc. on May 4, 2005

Press Release

Argonaut Technologies, Inc. Announces Mailing of Proxy Statements for June 1, 2005 Special Meeting of Stockholders

Wednesday May 4, 1:00 pm ET

REDWOOD CITY, Calif., Argonaut Technologies, Inc. (“Argonaut”) (Nasdaq: AGNT) today announced that proxy statements are being mailed to stockholders of Argonaut in connection with the special meeting of stockholders of Argonaut to be held on June 1, 2005, at 9:00 a.m. local time, at Argonaut’s headquarters located at 220 Saginaw Drive, Redwood City, California, at which Argonaut shareholders will consider and vote upon a proposal to approve the proposed sale of Argonaut’s chemistry consumables business and certain assets related to its process chemistry business to Biotage AB.

The matters to be considered at the special meeting are more fully described in the Proxy Statement mailed today and filed with the SEC on May 2, 2004. Each stockholder of Argonaut is encouraged to read the Proxy Statement in its entirety.

About Argonaut Technologies, Inc.

Argonaut is a leading provider of consumables, instruments, and services designed to help the pharmaceutical industry accelerate drug development. Argonaut’s products enable chemists to increase productivity, reduce operating costs, achieve faster time to market, and test the increasing number of targets and chemical compounds available for drug development. Argonaut develops products in close consultation and collaboration with scientists from leading pharmaceutical companies. More than 1,200 customers use Argonaut’s products worldwide.

Forward Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Argonaut disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such forward-looking statements include, without limitation, statements regarding the anticipated timing of the sale and the distribution of the net the proceeds of the sale as described in the Proxy Statement. Any such forward-looking statements reflect the judgment of our management as of the date of this release, and involve risks and uncertainties, including the risks that the asset sale might not be consummated in a timely manner, the reaction of customers to the transaction, we may incur additional liabilities, that our expenses may be higher than estimated, that the settlement of our liabilities could be higher than expected and other risk factors that are discussed in Argonaut’s Annual Report on Form 10-K for the year ended December 31, 2004 and its other reports filed with the Securities and Exchange Commission.

Additional Information and Where to Find It

As described above, Argonaut filed the Proxy Statement in connection with the proposed sale to Biotage AB with the SEC on May 2, 2004. Investors and stockholders of Argonaut are urged to read the proxy statement because it contains important information about the sale. In addition to the mailed Proxy Statement described above, investors and stockholders of Argonaut may obtain free copies of such document and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Argonaut by contacting Lissa Goldenstein, whose contact information is listed at the top of this press release. Argonaut’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Argonaut in connection with the acquisition involving Biotage AB. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the proxy statement described above. Additional information regarding the directors and executive officers of Argonaut is also included in Argonaut’s Annual Report filed on Form 10-K with the SEC on April 21, 2005. This document is also available free of charge at the SEC’s web site at www.sec.gov and from Lissa Goldenstein as described above.